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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) for the registration of 1,650,000 shares of common stock and to the incorporation by reference therein of our report dated October 24, 2003, with respect to the consolidated financial statements of Andrew Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended September 30, 2003 and our report dated December 19, 2003, with respect to the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Chicago, IL June 30, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS